UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2025
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Jiyoung Hwang

On February 28, 2025, Jiyoung Hwang resigned from the Board of Directors (the “Board”) of Exicure, Inc. (the “Company”) for personal reasons, effective immediately as of such date. Her resignation did not result from any disagreement regarding any matter related to the operations, policies or practices of the Company.

Resignation of Paul Kang

On February 1, 2025, the Company and Paul Kang came to an understanding that they would execute an agreement by which Mr. Kang would provide transitional consulting services to the Company for the next 12 months, and such agreement was executed on February 27, 2025. In conjunction with the execution of this consulting agreement, Mr. Kang resigned from the Board for personal reasons, effective as of March 3, 2025. His resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices of the Company. As previously disclosed on December 17, 2024, the Board appointed Andy Yoo as the Chief Executive Officer and President of the Company. The Company retained Mr. Kang as co-CEO for a period to transition his former duties as CEO to Mr. Yoo until Mr. Kang’s consulting agreement was executed.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2025	EXICURE, INC.
(registrant)

	By:	/s/ Andy Yoo
Andy Yoo
Chief Executive Officer